ASSET PURCHASE AGREEMENT
DEVLIN EBUSINESS ARCHITECTS
INC. VANCOUVER LOCATION

THIS AGREEMENT is made as of January 16, 2009.

BETWEEN:

DEVLIN EBUSINESS ARCHITECTS INC., a Canadian corporation, having its registered office at 185 Frederick Street, Toronto, Ontario, M5A 4L4

(the "Vendor")

AND:

SYNC2 AGENCY LTD., a British Columbia corporation, having its registered office at 205-222 Glen Drive, Coquitlam, British Columbia, V3B 2P5

(the "Purchaser")

BACKGROUND

A. The Vendor is an established Canadian web development company that operates under the trade name "Devlin eBusiness Architects" from locations in Toronto and in Vancouver;

B. The Vendor has represented to the Purchaser that the ongoing business carried on from the Vendor's Vancouver location (which business is referred to hereafter as the "Vancouver Location") may be separated and distinguished from that of the Toronto location; and

C. The Vendor has agreed to sell, and the Purchaser has agreed to purchase, subject to certain exceptions listed in this Agreement, substantially all of the Vendor's property, assets and undertaking comprising the Vancouver Location as a going concern, on the terms and subject to the conditions provided in this Agreement.

TERMS OF AGREEMENT

In consideration of the premises and the covenants, agreements, representations, warranties and payments contained in this Agreement, the parties agree with the others as follows:

1. Purchase and Sale of Assets

1.1 Description of Assets

Upon the terms and subject to the conditions of this Agreement, the Vendor agrees to sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase from the Vendor, as a going concern at closing, the following specific assets of the Vancouver Location):

(a) the leasehold property, interests in the leasehold property and the improvements, appurtenances and fixtures on the leasehold property (the "Leasehold Property") described in the Schedule of Leasehold Property;

(b) the equipment (the "Equipment") described in the Schedule of Equipment;

(c) the benefit of all work in progress and unfilled orders received by the Vendor in connection with the Vancouver Location, and all other contracts, engagements or commitments, whether written or oral, to which the Vendor is entitled in connection with the Vancouver Location (the "Contracts"), specifically including all right, title and interest of the Vendor in, to and under the lease of premises situated at 8th Floor, 1201 West Pender Street, Vancouver, British Columbia (the "Premises") and those other contracts described in the Schedule of Material Contracts;

(d) the benefit of the amounts prepaid or deposited by the Vendor under a lease of telephone equipment (number 336349) with Cisco Systems Capital Canada Co. ("Cisco") and under the lease of the Premises with Firwood Land and Trading Company Limited (the "Landlord")(which amounts are referred to hereafter as the "Prepaids"); and

(e) the goodwill of the Vancouver Location (the "Goodwill"), including, but not limited to, the current customer list and the right of the Purchaser to represent itself as carrying on the Vancouver Location in continuation of and in succession to the Vendor including the license and right to use, for a period of two years following closing or until the termination of the Management Contract referred to in Section 10.3, whichever is earlier, the name "Devlin" and "Devlin eBusiness Architects" for the sole and limited purpose of identifying the Purchaser as the successor operator of the Vancouver Location;

all of which are collectively called the "Assets".

1.2 Exclusions

There shall be specifically excluded from the purchase and sale in this Agreement, and from the Assets:

(a) Cash on hand or on deposit:

(b) the accounts receivable, trade accounts, notes receivable and other debts owing to the Vendor in connection with the Vancouver Location, and the benefit of all securities for cash accounts, notes or debts;

(c) except for the limited license provided in subsection 1.1(e) above, all right and interest of the Vendor to all registered and unregistered trademarks, trade or brand names, copyrights, designs, restrictive covenants and other industrial or intellectual property used in connection with the Vendor's business including the names "Devlin" and "Devlin eBusiness Architects" and all trade design associated therewith (the "Intangible Property");

(d) all other prepaid expenses of the Vendor other than the Prepaids referred to in paragraph 1.1(d) above; and

(e) those other specific items listed in the Schedule of Excluded Assets.

2. Purchase Price and Allocation

The purchase price payable by the Purchaser to the Vendor for the Assets will be seven hundred and sixty-six thousand five hundred Canadian dollars (CDN$766,500), and shall be allocated as follows:

(a) to the Leasehold Property, $168,500;

(b) to the Equipment, $15,000; and

(c) to the Goodwill and any other of the Assets purchased under this Agreement, $583,000.

3. Payment of the Purchase Price

3.1 Payment of Purchase Price

The purchase price shall be paid and satisfied as follows:

(a) by the payment of $391,000 to the Vendor at closing; and

(b) as to the $375,500 balance of the purchase price, by equal payments of $125,166.67 each to be made on March 31, 2009, June 30, 2009 and September 30, 2009, together with interest thereon at the rate of 5% per annum calculated and compounded monthly (provided that the Purchaser shall have the right to prepay all or any portion of such payments).

All payments on account of the Deposit and the Purchase Price shall be made by certified cheque or bankers draft payable at par in Vancouver.

3.2 Security for Deferred Purchase Price

As continuing security for the payment by the Purchaser to the Vendor of the amounts deferred pursuant to paragraph 3.1 above, the Purchaser shall deliver to and in favour of the Vendor a General Security Agreement in the form attached as the Schedule of Security Agreement, charging all of the Purchaser's present and after acquired personal property and the proceeds therefrom, which shall be a first charge on the Purchaser's assets.

4. Assumption of Liabilities

4.1 Assumed Obligations

On and after closing the Purchaser shall assume, perform and discharge all obligations arising after closing under the Contracts and all other contracts, commitments or engagements which are entered into by the Vendor between the date of this Agreement and closing in the ordinary course

of the Vancouver Location and which are not prohibited by this Agreement or are consented to in writing by the Purchaser, and the Purchaser shall indemnify and save the Vendor harmless from all claims, demands, suits and actions under the Material Contracts in respect of events after closing.

4.2 Non-assignable Contracts

This Agreement and any document delivered hereunder shall not constitute an assignment or an attempted assignment of any contract, contractual right, lease, license or permit (collectively, "**contractual rights**") contemplated to be assigned to the Purchaser hereunder:

(a) that is not assignable without the consent of the third party if such consent has not been obtained and such assignment or attempted assignment would constitute a breach thereof; or

(b) in respect of which the remedies for the enforcement thereof available to the Vendor would not pass to the Purchaser;

The Vendor shall use all reasonable efforts to obtain such consents of third parties as may be necessary for the assignment of such contractual rights. The Purchaser shall execute and deliver such acknowledgements relating to its assumption of the obligations relating to the contractual rights from and after the closing as may be reasonably required by such third parties. To the extent that any of the foregoing are not assignable by the terms thereof or where consents to the assignment cannot be obtained as herein provided, then, unless otherwise agreed, such items shall be held by the Vendor in trust for the Purchaser and the covenants and obligations thereunder shall be performed by the Vendor in the name of the Purchaser and all benefits and obligations existing thereunder from and after the closing shall be for the account of the Purchaser. At and from the closing, the Vendor authorizes the Purchaser, at the Purchaser's expense, to perform all of the Vendor's obligations under the foregoing items after the closing and constitutes the Purchaser its attorney to act in the name of the Vendor with respect thereto.

5. Representations and Warranties of the Vendor

The Vendor represents and warrants to the Purchaser as follows, with the intent that the Purchaser will rely on these representations and warranties in entering into this Agreement, and in concluding the purchase and sale contemplated by this Agreement.

5.1 Capacity to Sell

The Vendor is a corporation duly incorporated and validly existing under the *Canada Business Corporations Act*, and has the power and capacity to own and dispose of the Assets and to carry on the Vancouver Location as now being conducted by it, and to enter into this Agreement and carry out its terms to the full extent.

5.2 Authority to Sell

The execution and delivery of this Agreement and the completion of the transaction contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Vendor, and this Agreement constitutes a legal, valid and

binding obligation of the Vendor enforceable against the Vendor in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

5.3 Sale Will Not Cause Default

Neither the execution and delivery of this Agreement nor the completion of the purchase and sale contemplated by this Agreement will:

(a) violate any of the terms and provisions of the memorandum or articles of the Vendor, or any order, decree, statute, by-law, regulation, covenant or restriction applicable to the Vendor or any of the Assets;

(b) give any person the right to terminate, cancel or remove any of the Assets, except to the extent that the consent of any third party is required to assign the Leasehold Property and the Contracts; or

(c) result in any fees, duties, taxes, assessments or other amounts relating to any of the Assets becoming due or payable other than British Columbia Social Service Tax payable by the Purchaser in connection with the purchase and sale.

5.4 Assets

The Vendor owns and possesses and has a good marketable title to the Assets free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances and other claims excepting only the specific security interests referred to in the Schedule of Encumbrances.

5.5 Books and Records

The books and records of the Vendor have been prepared and maintained by the Vendor in a manner that allows for the accounting of all material transactions of the Vancouver Location. Those records fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles in Canada to the extent applicable, all material financial transactions of the Vendor relating to the Vancouver Location which have been accurately recorded in those books and records.

5.6 Material Change

Since the most recent financial year end of the Vendor there has not been:

(a) any material change in the financial condition of the Vendor, its liabilities or the Assets other than changes in the ordinary course of business, none of which has been materially adverse;

(b) any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting the Assets or the Vancouver Location;

(c) any material increase in the compensation payable or to become payable by the Vendor to any of its officers, employees or agents or any bonus, payment or arrangement made to or with any of them, except increases agreed to in writing by the Purchaser.

5.7 Litigation

Except as set forth in the Schedule of Litigation, there is no litigation or administrative or governmental proceeding or inquiry pending, or to the knowledge of the Vendor, threatened against or relating to the Vendor, the Vancouver Location or any of the Assets, nor does the Vendor know of any reasonable basis for any such action, proceeding or inquiry.

5.8 Conformity with Laws

All governmental licences and permits required for the conduct in the ordinary course of the operations of the Vancouver Location and the uses to which the Assets have been put, have been obtained and are in good standing and such conduct and uses are not in breach of any order, decree, statute, by-law, regulation, covenant, restriction, plan or permit, including those regulating the discharge of materials into the environment and the storage, treatment and disposal of waste or otherwise relating to the protection of the environment and the health and safety of persons. For greater certainty, the Assets have not been used in a manner which does or will give rise to any obligation of restoration or removal or any liability for the costs of restoration or removal or for the payment of damages to any third party (other than as may be expressly provided in the lease of the Premises).

5.9 Terms of Employment

The Vendor is not a party to any collective agreement relating to the Vancouver Location with any labour union or other association of employees, and no part of the Vancouver Location has been certified as a unit appropriate for collective bargaining. The Vancouver Location has employees and group employee termination legislation would not apply to a termination of all employees at one time. Additionally, every employee may be dismissed on reasonable notice, without further liability. The current employees of the Vendor employed in connection with the Business, and the job titles, duration of employment and remuneration are as set out in the Schedule of Employees.

5.10 Material Contracts

The Schedule of Material Contracts contains a true and correct listing of each written or oral contract of the following types to be acquired or assumed by the Purchaser:

(a) contracts or commitments out of the ordinary course of business;

(b) contracts or commitments involving an obligation to pay in the aggregate $25,000 or more or of a duration greater than one year;

(c) contracts or commitments affecting ownership of, or title to, or any interest in real estate or in personal property;

(d) except as required by statute or regulation, contracts or commitments in respect of bonuses, incentive compensation, pensions, group insurance or employee welfare plans, all of which are fully funded as determined by an independent and reputable firm of actuaries employed by the Vendor;

(e) employment contracts or commitments other than unwritten employment contracts of indefinite duration entered into in the ordinary course of the Vancouver Division.

5.11 No Defaults

Except as otherwise expressly disclosed in this Agreement or in any Schedule to this Agreement there has not been any default in any material obligation to be performed under any Material Contract, each of which is in good standing and in full force and effect, unamended.

5.12 Canadian Resident

The Vendor is not a non-resident of Canada within the meaning of the *Income Tax Act*.

6. Covenants of the Vendor

6.1 Restriction against Competitive Practice

The Vendor will execute a restrictive covenant in the form attached as the Schedule of Restrictive Covenant Agreement.

6.2 Access by Purchaser

At the reasonable request of the Purchaser made within two years of closing and only where reasonably required for the purposes of the Purchaser's accounting or where required in order that the Purchaser may respond to any enquiry by any government or taxation authority, the Vendor shall give to the Purchaser and Purchaser's counsel, accountants and other representatives reasonable access, during normal business hours to the books, contracts, commitments and records of the Vendor relating to the Vancouver Location and the Assets, and shall furnish to the Purchaser during that period all such information as the Purchaser may reasonably request.

6.3 Covenant of Indemnity

The Vendor shall indemnify and hold harmless the Purchaser from and against:

(a) any and all liabilities, whether accrued, absolute, contingent or otherwise, existing at closing and which are not agreed to be assumed by the Purchaser under this Agreement;

(b) any and all damage or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of the Vendor under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser under this Agreement; and

(c) any and all claims, actions, suits, demands, proceedings, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

7. Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Vendor as follows, with the intent that the Vendor will rely on these representations and warranties in entering into this Agreement, and in concluding the purchase and sale contemplated by this Agreement.

7.1 Status of Purchaser

The Purchaser is a corporation duly incorporated, validly existing and in good standing under the British Columbia *Business Corporations Act*, and has the power and capacity to enter into this Agreement and carry out its terms.

7.2 Authority to Purchase

The execution and delivery of this Agreement and the completion of the transaction contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

8. Covenants of the Purchaser

8.1 Offer Employment

The Purchaser covenants with the Vendor to offer continuous employment at closing, on terms and conditions and with the same recognition of seniority then in effect, to all employees of the Vendor then employed in connection with the Vancouver Division, except Marcus Pridmore and Joanna Briggs who shall continue to be employed by the Vendor. For greater certainty, all liabilities (including severance obligations) for such transferred employees, other than the liability to pay benefits and salary up to closing, shall be the sole responsibility of the Purchaser.

8.2 Social Services Tax, Goods and Services Tax and the *Income Tax Act*

The Purchaser will be liable for and shall pay all provincial sales taxes, Goods and Services Tax and registration charges and transfer fees properly payable upon and in connection with the sale and transfer of the Assets by the Vendor to the Purchaser which are in addition to and not included in the Purchase Price. If the Vendor is required by law or by the administration thereof to collect any such amount, the Purchaser shall upon receipt of an invoice, pay such amount to the Vendor.

8.3 Consents

The Purchaser shall at the request of the Vendor execute and deliver such applications for consent and such assumption agreements, and provide such information as may be necessary to obtain the consents referred to herein and will assist and co-operate with the Vendor in obtaining the consents.

8.4 Confidentiality

The Purchaser acknowledges that any information, material or documentation received or observed by it in relation to this Agreement or the transactions contemplated by this Agreement, including pursuant to or as contemplated by section 6.2, either before or after execution of this

Agreement or closing is confidential. The Purchaser will only use or disclose such confidential information in accordance with the provisions of the *Personal Information Protection Act* (British Columbia). The Purchaser shall take, and shall cause its employees, representatives and agents to take, all reasonable steps and precautions to protect and maintain the confidentiality of such information, materials and documentation; provided that the foregoing will not prevent the Purchaser from disclosing or making available to its accountants, professional advisors and bankers and other lenders, whether current or prospective, any such information, materials and documentation on a confidential basis for the purpose of carrying out the transactions contemplated by this Agreement.

8.5 Covenant of Indemnity

The Purchaser shall indemnify and hold harmless the Vendor from and against:

(a) any and all liabilities, whether accrued, absolute, contingent or otherwise, existing at or after closing and which are to be assumed by the Purchaser under this Agreement;

(b) any and all damage or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of the Purchaser under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Vendor under this Agreement; and

(c) any and all claims, actions, suits, demands, proceedings, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

9. Survival of Representations, Warranties and Covenants

9.1 Vendor's Representations, Warranties and Covenants

All statements contained in any certificate or other instrument delivered by or on behalf of the Vendor under this Agreement or in connection with the transaction contemplated by this Agreement shall be deemed to be representations and warranties by the Vendor. All representations, warranties, covenants and agreements made by the Vendor in this Agreement or under this Agreement shall, unless otherwise expressly stated, survive closing and any investigation at any time made by or on behalf of the Purchaser, subject to section 9.2, and shall continue in full force and effect for the benefit of the Purchaser.

9.2 Limitation on Vendor's Indemnity

No claim by the Purchaser under the covenant of indemnity contained in section 6.3 or for damages or other relief in respect of misrepresentation or breach of warranty, covenant or agreement by the Vendor under this Agreement will be valid unless:

(a) written notice of the claim is given by the Purchaser to the Vendor before the expiration of 30 months after closing; and

(b) the aggregate amount of all such claims exceeds $25,000.

9.3 Purchaser's Representations, Warranties and Covenants

All representations, warranties, covenants and agreements made by the Purchaser in this Agreement or under this Agreement shall, unless otherwise expressly stated, survive closing and any investigation at any time made by or on behalf of the Vendor, subject to Section 9.4, and shall continue in full force and effect for the benefit of the Vendor.

9.4 Limitation on Purchaser's Indemnity

No claim by the Vendor under the covenant of indemnity contained in sections 4.1 or 8.5 or for damages or other relief in respect of misrepresentation or breach of warranty, covenant or agreement by the Purchaser under this Agreement will be valid unless:

(a) written notice of the claim is given by the Vendor to the Purchaser before the expiration of 30 months after closing or with respect to the Purchaser's obligations to perform the obligation under the lease of the Premises, 12 months after the termination of such agreement; and

(b) the aggregate amount of all such claims exceeds $25,000.

10. Conditions Precedent to the Obligations of the Purchaser

All obligations of the Purchaser under this Agreement are subject to the fulfilment at or before closing of the following conditions:

10.1 Vendor's Representations and Warranties

The Vendor's representations and warranties contained in this Agreement and in any certificate or document delivered under this Agreement or in connection with the transactions contemplated by this Agreement will be true in all material respects at and as of closing as if such representations and warranties were made at and as of such time.

10.2 Vendor's Covenants

The Vendor will have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it before or at closing.

10.3 Management Contract

Catharine Devlin shall have entered into a management contract with the Purchaser (the "Management Contract"), to have effect on the closing date whereby she will accept employment as the Digital Media Director of the Purchaser on the terms set forth in the Management Contract attached hereto as the Schedule of Management Contract.

10.4 Consents

The Purchaser will have received duly executed copies of the consents or approvals referred to herein.

The foregoing conditions are for the exclusive benefit of the Purchaser and any such condition may be waived in whole or in part by the Purchaser at or before closing by delivering to the Vendor a written waiver to that effect signed by the Purchaser.

11. Conditions Precedent to the Obligations of the Vendor

All obligations of the Vendor under this Agreement are subject to the fulfilment, before or at closing, of the following conditions:

11.1 Purchaser's Representations and Warranties

The Purchaser's representations and warranties contained in this Agreement will be true at and as of closing as though such representations and warranties were made as of such time.

11.2 Purchaser's Covenants

The Purchaser will have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it at or before closing.

11.3 Consents of Third Parties

All consents or approvals required to be obtained by the Vendor for the purpose of selling, assigning or transferring the Assets will have been obtained.

11.4 Management Contract

The Purchaser will have entered into the Management Contract with Catharine Devlin.

Each of the foregoing conditions is for the exclusive benefit of the Vendor and any such condition may be waived in whole or part by the Vendor at or before closing by delivering to the Purchaser a written waiver to that effect signed by the Vendor.

12. Closing

12.1 Time of Closing

Subject to the terms and conditions of this Agreement, the purchase and sale of the Assets will be completed at a closing to be held at 10:00 a.m., local time in Vancouver, on January 16, 2009 or at such other time and date agreed upon in writing between the parties (the "Time Of Closing").

12.2 Place of Closing

The closing will take place at the offices of the Vendor's solicitors, or at such other place as the parties may agree.

12.3 Documents to be Delivered by the Vendor

At the closing the Vendor will deliver or cause to be delivered to the Purchaser:

(a) all deeds of conveyance, bills of sale, transfer and assignments, in form and content satisfactory to the Purchaser's counsel, appropriate to effectively vest a good and marketable title to the Assets in the Purchaser to the extent contemplated by this Agreement;

(b) all consents or approvals obtained by the Vendor for the purpose of validly assigning the Leasehold Property and the Material Contracts;

(c) possession of the Assets;

(d) duly executed releases of, or evidence to the reasonable satisfaction of the Purchaser as to the discharge of any and all liabilities which the Purchaser has not agreed to assume and which may be enforceable against any of the Assets being purchased under this Agreement;

(e) certified copies of those resolutions of the shareholders and directors of the Vendor required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Vendor under this Agreement;

(f) a restrictive covenant agreement in the form attached as Schedule of Restrictive Covenant Agreement; and

(g) the Management Agreement, duly executed by Catharine Devlin.

12.4 Documents to be Delivered by the Purchaser

At the closing the Purchaser will deliver or cause to be delivered:

(a) a duly executed security agreement in the Vendor's favour, in the form attached as the Schedule of Security Agreement;

(b) an assignment of the lease of the Premises and the agreement with Cisco referred to in Section 1.1(d), duly signed by Purchaser;

(c) the Management Agreement, duly executed by the Purchaser;

(d) certified copies of those resolutions of the shareholders and directors of the Purchaser required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Purchaser under this Agreement; and

(e) a certified cheque or banker's draft payable to the Vendor's solicitors for that portion of the Purchase Price payable in cash at closing.

13. Risk of Loss

From the date of this Agreement to closing, the Assets will be and remain at the risk of the Vendor. From and after closing the Assets will be at the risk of the Purchaser.

14. [Intentionally Deleted]

15. Further Assurances

The parties will execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

16. Set-Off

If, under this Agreement or any document delivered under this Agreement, the Vendor becomes obligated to pay any sum of money to the Purchaser pursuant to a non-appealable order of any British Columbia Court, any government authority or tax agency, or pursuant to any written agreement of the parties, then such sum may at the election of the Purchaser, and without limiting or waiving any right or remedy for the Purchaser under this Agreement, be set off against and will apply to any sum of money or security owed by the Purchaser to the Vendor until such amount has been completely set off.

17. Accounting Principles

Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles applied on a basis consistent with prior years.

18. Notice

All notices required or permitted to be given under this Agreement will be in writing and personally delivered to the address of the intended recipient set forth on the first page of this Agreement or at such other address as may from time to time be notified by any of the parties in the manner provided in this Agreement.

19. Entire Agreement

This Agreement constitutes the entire agreement between the parties and there are no representations or warranties, express or implied, statutory or otherwise and no collateral agreements other than as expressly set forth or referred to in this Agreement.

20. Amendment

No amendment of this Agreement will be binding unless made in writing by all the parties to this Agreement.

21. Assignment

This Agreement may not be assigned by any party without the prior written consent of the other party, which consent may be arbitrarily withheld.

22. Time of the Essence

Time will be of the essence of this Agreement.

23. Applicable Law

This Agreement will be governed by and interpreted in accordance with the laws of British Columbia.

23. Successors and Assigns

This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

25. Execution in Counterpart, by Facsimile or Electronically

This Agreement may be executed in one or more counterparts, and may be executed and delivered by any party by facsimile or electronic (e-mail) delivery of a digitally scanned copy of an original signature (or authorized signature) of that party. All such counterparts, facsimiles and electronic copies shall for all purposes be deemed to comprise one originally executed instrument signed by the parties as of and with effect from the date first above written.

26. Headings

The headings appearing in this Agreement are inserted for convenience of reference only and will not affect the interpretation of this Agreement.

AS EVIDENCE OF THEIR AGREEMENT the parties have executed this Agreement as of the day and year first above written.

DEVLIN eBUSINESS ARCHITECTS INC.
by its authorized signatory(ies):

Per: ______________________________
Authorized Signatory

Per: ______________________________
Authorized Signatory

SYNC2 AGENCY LTD.
by its authorized signatory(ies):

Per: ______________________________
Authorized Signatory

Per: ______________________________
Authorized Signatory